Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 3, 2019, relating to the financial statements of Surmodics Inc. and the effectiveness of Surmodics Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Surmodics Inc. for the year ended September 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
May 22, 2020